Exhibit 10.24

BOLLORE TECHNOLOGIES S.A.
KM 4 Route de Thuir
B.P. 424
66004 PERPIGNAN
   France

North Atlantic Trading Company, Inc.
c/o Drake, Goodwin & Graham
Suite 1440
230 Park Avenue
NEW YORK, 10169

As of, September   , 1996

Gentlemen,

Reference is made to the three Amended and Restated Distribution and License Agreements (collectively, the « Distribution Agreements ») each dated as of November 30, 1992 between us relating to the distribution of Zig Zag cigarette paper booklets in the United States (the « U.S. Agreement »), in Canada (the « Canadian Agreement ») and in Hong Kong and certain other territories (the « Asian Agreement »), as amended by agreements dated March 31, 1993 and June 10, 1996. This will confirm our agreement to amend the Distribution Agreements further, as follows:

1.   The last sentence of Section 3 (b) of each of the U.S. Agreement and the Asian Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

« From January 1, 1995 through December 31, 2001, the price set forth on Schedule A shall be adjusted as of the first day of each year by a percentage equal to the percentage increase in the United States Consumer Price Index of the Northeast urban region during the 12 month period ended August 31 of the immediately preceding year. The foregoing percentage increase shall also apply to the amount of the Price Reduction referred to in Schedule A. »

2.   The last sentence of Section 3 (b) of the Canadian Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

« From January 1, 1995 through December 31, 2001, the price set forth on Schedule A shall be adjusted as of the first day of each year by a percentage equal to the percentage increase in the Canadian Consumer Price Index during the 12 month period ended August 31 of the immediately preceding year. The foregoing percentage increase shall also apply to the amount of the Price Reduction referred to on Schedule A. »

3.   The paragraph beneath the caption « INITIAL PRICE FOR ALL PRODUCTS » set forth on Schedule A to the U.S. Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

« FF 72.50 per 100 booklets for the first 75,000,000 booklets (« Base Amount ») shipped and paid for within each calendar year; thereafter there shall be a FF 10.00 purchase price reduction (the « Price Reduction ») per 100 booklets in excess of the Base Amount shipped and paid for within that calendar year (subject to the annual maximum referred to in (ii) below); provided, that for purposes of the foregoing calculations (and the annual maximum referred to in (ii) below), if any booklets are shipped in one calendar year but are paid for in the next subsequent calendar year, then such booklets shall be deemed to have been both shipped and paid for in such subsequent calendar year; provided, further, that for purposes of the foregoing calculations (and the annual maximum referred to in (ii) below), if any booklets are paid for in one calendar year but are shipped in the next subsequent calendar year, then such booklets shall be deemed to have been both shipped and paid for in such subsequent calendar year. Notwithstanding the foregoing, (i) no booklets for which the purchase price has been reduced by the Price Reduction shall be entitled to a cash or early payment discount and (ii) commencing with the calendar year ending December 31, 1997, and for each calendar year thereafter, the maximum number of booklets which may receive a Price Reduction in any calendar year shall not exceed the difference between (a) 110% of the total number of booklets shipped and paid for in the immediately preceding calendar year and (b) the Base Amount. For example, if during a calendar year, the total number of booklets shipped and paid for aggregate 80,000,000 booklets, the Distributor would be entitled to receive the Price Reduction for the next subsequent calendar year for up to 13,000,000 booklets shipped and paid for within such next subsequent calendar year in excess of the Base Amount. This calculation is based on determining 110% of 80,000,000 booklets (88,000,000 booklets) and subtracting the Base Amount (75,000,000 booklets), yielding 13,000,000 booklets. »

4.   The paragraph beneath the caption « INITIAL PRICE FOR ALL PRODUCTS » set forth on SCHEDULE A to the Canadian Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

« FF 101 per 100 booklets for the first 6,500,000 booklets (« Base Amount ») shipped and paid for within each calendar year; thereafter there shall be a FF 10.10 purchase price reduction (the « Price Reduction ») per 100 booklets in excess of the Base Amount shipped and paid for within that calendar year (subject to the annual maximum referred to in (ii) below); provided, that for purposes of the foregoing calculations (and the annual maximum referred to in (ii) below), if any booklets are shipped in one calendar year but are paid for in the next subsequent calendar year, then such booklets shall be deemed to have been both shipped and paid for in such subsequent calendar year; provided, further, that for purposes of the foregoing calculations (and the annual maximum referred to in (ii) below), if any booklets are paid for in one calendar year but are shipped in the next subsequent calendar year, then such booklets shall be deemed to have been both shipped and paid for in such subsequent calendar year.

Notwithstanding the foregoing (i) no booklets for which the purchase price has been reduced by the Price Reduction shall be entitled to a cash or early payment discount and (ii) commencing with the calendar year ending December 31, 1997, and for each calendar year thereafter, the maximum number of booklets which may receive a Price Reduction in any calendar year shall not exceed the difference between (a) 110% of the total number of booklets shipped and paid for in the immediately preceding calendar year and (b) the Base Amount. For example, if during a calendar year, the total number of booklets shipped and paid for aggregate 8,000,000 booklets, the Distributor would be entitled to receive the Price Reduction for the next subsequent calendar year for up to 2,300,000 booklets shipped and paid for within such next subsequent calendar year in excess of the Base Amount. This calculation is based on determining 110% of 8,000,000 booklets (8,800,000 booklets) and subtracting the Base Amount (6,500,000 booklets), yielding 2,300,000 booklets. »

5.   (The paragraph beneath the caption « INITIAL PRICE FOR ALL PRODUCTS » set forth on Schedule A to the Asian Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

« FF 72.50 per 100 booklets for the first 75,000,000 booklets (« Base Amount ») shipped and paid for within each calendar year, thereafter there shall be a FF 10.00 purchase price reduction (the « Price Reduction ») per 100 booklets in excess of the Base Amount shipped and paid for within that calendar year (subject to the annual maximum referred to in (ii) below); provided, that for purposes of the foregoing calculations (and the annual maximum referred to in (ii) below), if any booklets are shipped in one calendar year but are paid for in the subsequent calendar year, then such booklets shall be deemed to have been both shipped and paid for in such subsequent calendar year; provided, further, that for purposes of the foregoing calculations (and the annual maximum referred to in (ii) below), if any booklets are paid for in one calendar year but are shipped in the next subsequent calendar year, then such booklets shall be deemed to have been both shipped and paid for in such subsequent calendar year. Notwithstanding the foregoing, (i) no booklets for which the purchase price has been reduced by the Price Reduction shall be entitled to a cash or early payment discount and (ii) commencing with the calendar year ending December 31, 1997, and for each calendar year thereafter, the maximum number of booklets which may receive a Price Reduction in any calendar year shall not exceed the difference between (a) 110% of the total number of booklets shipped and paid for in the immediately preceding calendar year and (b) the Base Amount. For example, if during a calendar year; the total number of booklets shipped and paid for aggregate 80,000,000 booklets, the Distributor would be entitled to receive the Price Reduction for the next subsequent calendar year for up to 13,000,000 booklets shipped and paid for within such next subsequent calendar year in excess of the Base Amount. This calculation is based on determining 110% of 80,000,000 booklets (88,000,000 booklets) and subtracting the Base Amount (75,000,000 booklets), yielding 13,000,000 booklets. »

6.   Notwithstanding the above amendments, the parties acknowledge that the price for all booklets shipped in 1994 (regardless of when paid) shall be calculated based on the terms of the Distribution Agreements in effect prior to this amendment and that accordingly the Distributor shall not be entitled to any Price Reduction for 1994.

7.   Bolloré Technologies S.A. confirms that it no longer requires the Letter of Credit referred to in Section 3 (h) of the U.S. Agreement.

8.   Each of us represents and warrants to the other that this amendment has been duly authorized by all necessary corporate action and that any consents required by either party in connection with this amendment have been obtained by such party.

9.   Except as modified by this amendment, the terms and provisions of each of the Distribution Agreements shall remain in full force and effect.

If the foregoing accurately reflects our understanding, please countersign where indicated below.

Very truly yours,

BOLLORE TECHNOLOGIES S.A.

By:	/s/ Vincent Bollore

Name : Vincent BOLLORE

Title : Président Directeur Général

Agreed :

NORTH ATLANTIC TRADING COMPANY Inc.

By :

Name :

Title :